UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): April 19, 2010

AGRISOLAR SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	333-141201	20-5614030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4807 S. Zang Way Morrison, CO 80465
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-979-2404

V2K INTERNATIONAL, INC.

7853 East Arapahoe Court, Suite 3100

Centennial, CO 80112

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 19, 2010, the Registrant appointed Mr. Arnold Tinter as Chief Financial Officer. Mr. Tinter, age 64, founded Corporate Finance Group, Inc., a consulting firm located in Denver, Colorado, in 1992, and is its President. Corporate Finance Group, Inc., is involved in financial consulting in the areas of strategic planning, mergers and acquisitions and capital formation.  He has provided CFO services to Spicy Pickle Franchising, Inc., of Denver, Colorado, from 2006 to the present, where his responsibilities include oversight of all accounting functions including SEC reporting, strategic planning and capital formation.  From May 2001 to May 2003, he served as Chief Financial Officer of Bayview Technology Group, LLC, a privately held company that manufactured and distributed energy-efficient products. From May 2003 to October 2004, he served as that company’s Chief Executive Officer. Prior to 1990 Mr. Tinter was Chief Executive Officer of Source Venture Capital, a holding company with investments in the gaming, printing, retail industries. Mr. Tinter received a B.S. degree in Accounting in 1967 from C.W. Post College, Long Island University, and is licensed as a Certified Public Accountant in Colorado and New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

AgriSolar Solutions, Inc. (Registrant)

Date: May 11, 2010	/s/ Liang Chao Wei, Chief Executive Officer